UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2026

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	NASDAQ Global Select Market
8.250% Notes due 2028	NMFCZ	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2026, Alfred F. Hurley, Jr. notified the Board of Directors (the “Board”) of New Mountain Finance Corporation (the “Company”) of his decision to retire from his position as a director of the Company. Mr. Hurley has served as a member of the Board since 2010. Mr. Hurley’s retirement is not the result of any disagreement with the Company. On January 16, 2026, the Company made available on its website a statement announcing Mr. Hurley’s retirement. The text of the statement is included as Exhibit 99.1 to this Form 8-K.

In order to fill the vacancy created by Mr. Hurley’s retirement, the Board appointed John P. Malfettone as a Director of the Company, effective as of January 15, 2026. In connection with his appointment, Mr. Malfettone will also serve as a member of the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and Valuation Committee of the Board. Mr. Malfettone, age 70, has served as a director of NMF SLF I, Inc. since 2019 and as a trustee of New Mountain Private Credit Fund since 2024, each of which is an affiliate of the Company. He has also served as a Senior Advisor to the Transaction Advisory Group at Alvarez & Marsal since 2020. Prior to retirement, he previously served as Senior Managing Director at Clayton, Dubilier & Rice (“CD&R”), a global private investment firm based in New York. Mr. Malfettone joined CD&R in 2010; he was the leader of CD&R’s Portfolio Procurement, Portfolio Insurance Programs, and the Chief Compliance Officer. Previously, from 2004 to 2010, Mr. Malfettone served as a Partner, Chief Operating Officer and Chief Compliance Officer at Oak Hill Capital Partners, a leading U.S. based middle market private equity firm. Prior to joining Oak Hill, he worked for 12 years at General Electric Co. (“GE”) serving numerous leadership roles since 1990, including that of a Managing Director at GE’s private equity business, EVP CFO and Corporate Controller for GE Capital. Before GE, Mr. Malfettone started his career at KPMG in 1977 and was promoted to partner in 1988. Mr. Malfettone has been a CPA since 1978 and earned his Bachelor of Sciences in Accounting, magna cum laude, from the University of Connecticut, where he is a member of the School of Business Hall of Fame. Mr. Malfettone’s charitable endeavors include President of the Cardinal Shehan Center Board and Co-Founder and CEO of Bleeding Blue for Good, the non-profit NIL collective for the University of Connecticut.

There is no arrangement or understanding between Mr. Malfettone and any other persons pursuant to which Mr. Malfettone was selected as a director. There are no family relationships between Mr. Malfettone and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”). Mr. Malfettone is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Statement of New Mountain Finance Corporation, dated January 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Mountain Finance Corporation

By:	/s/ Eric Kane
Name:	Eric Kane
Title:	Corporate Secretary

Date: January 16, 2026

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